                                                              Exhibit 99b.(h)(3)

                                   SCHEDULE A

                                                           DATE OF MANAGEMENT
                  FUND                                          CONTRACT                        EXPENSE LIMIT
Laudus Rosenberg U.S. Small Capitalization Fund              January 30, 2004                        1.14%

Laudus Rosenberg International Small                         January 30, 2004                        1.49%
Capitalization Fund

Laudus Rosenberg Value Long/Short Equity Fund                January 30, 2004                        1.74%

Laudus Rosenberg U.S. Large/Mid Capitalization
Long/Short Equity Fund                                       January 30, 2004                        1.24%

Laudus Rosenberg U.S. Large Capitalization
Growth Fund                                                  January 30, 2004                        0.99%

Laudus Rosenberg U.S. Large Capitalization Value
Fund                                                             XX/XX/XX                            0.99%

Laudus Rosenberg International Equity Fund                   January 30, 2004                        1.34%

Laudus Rosenberg Global Long/Short Equity Fund               January 30, 2004                        1.99%

Laudus Rosenberg U.S. Discovery Fund                         January 30, 2004                        1.14%

Laudus Rosenberg European Fund                               January 30, 2004                        1.24%

                                                           DATE OF MANAGEMENT
                  FUND                                          CONTRACT                        EXPENSE LIMIT
Laudus Rosenberg U.S. Large Capitalization Fund              January 30, 2004                        0.99%

Laudus Rosenberg U.S. Long/Short Equity Fund                 January 30, 2004                        1.49%

Dated:  January 30, 2004, as amended March 30, 2004